The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 3, 2026

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-293732 and 333-293732-02

September----, 2026

Medium-Term Senior Notes, Series N

Pricing Supplement No. 2026-USNCH34014 to Product Supplement No. EA-08-03
dated February 25, 2026, Underlying Supplement No. 13 dated February 25, 2026 and

Prospectus Supplement and Prospectus each dated February 25, 2026

Citigroup Global Markets Holdings Inc. All Payments Due from Citigroup Global Markets Holdings Inc. Fully and Unconditionally Guaranteed by Citigroup Inc.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

■  Linked to the lowest performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index (each referred to as an “underlying”)

■  The securities are redeemable debt securities that, unlike ordinary debt securities, do not provide for fixed payments of interest and do not repay a fixed amount of principal at maturity. Whether the securities pay a contingent coupon and, if they are not redeemed prior to maturity, whether you are repaid the stated principal amount of your securities at maturity will depend in each case on the performance of the lowest performing underlying as described below. The lowest performing underlying on any eligible trading day during an observation period (including on the final calculation day) is the underlying that has the lowest performance factor on that day, calculated for each underlying as the closing value of that underlying on that day divided by its starting value

■  Contingent Coupon.  The securities will pay a contingent coupon with respect to each quarterly observation period until the earlier of maturity or early redemption if, and only if, the closing value of the lowest performing underlying on each eligible trading day during such observation period is greater than or equal to its coupon threshold value.  However, if the closing value of the lowest performing underlying on any eligible trading day during an observation period is less than its coupon threshold value, you will not receive any contingent coupon with respect to that observation period.  This will be the case even if the closing value of the lowest performing underlying is greater than or equal to its coupon threshold value on one or more other eligible trading days during that observation period, and even if the better performing underlyings perform favorably. If the closing value of at least one underlying is less than its coupon threshold value on one or more eligible trading days during each observation period, you will not receive any contingent coupons throughout the entire term of the securities. The contingent coupon rate will be determined on the pricing date and will be at least 9.30% per annum

■  Optional Redemption.  The issuer may, at its option, redeem the securities on any contingent coupon payment date beginning approximately three months after issuance. If the issuer elects to redeem the securities prior to maturity, you will receive the stated principal amount plus any contingent coupon payment otherwise due

■  Potential Loss of Principal.  If the issuer does not redeem the securities prior to maturity, you will receive the stated principal amount at maturity if, and only if, the closing value of the lowest performing underlying on the final calculation day is greater than or equal to its downside threshold value.  If the closing value of the lowest performing underlying on the final calculation day is less than its downside threshold value, you will lose a significant portion, and possibly all, of the stated principal amount of your securities

■  The coupon threshold value for each underlying is equal to 70% of its starting value

■  The downside threshold value for each underlying is equal to 60% of its starting value

■  If the issuer does not redeem the securities prior to maturity, you will have full downside exposure to the lowest performing underlying from its starting value if its closing value on the final calculation day is less than its downside threshold value, but you will not participate in any appreciation of any underlying and will not receive any dividends on securities included in any underlying

■  Your return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each eligible trading day during the observation periods, including on the final calculation day. You will not benefit in any way from the performance of any better performing underlying.  Therefore, you will be adversely affected if any underlying performs poorly, even if any other underlying performs favorably

■  All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; if Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you could lose some or all of your investment

■  The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity.  You should not invest in the securities unless you are willing to hold them to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-8 and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and beginning on page S-1 of the accompanying prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The securities are unsecured debt obligations issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. All payments due on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. None of Wells Fargo Securities, LLC (“Wells Fargo”) or any of its affiliates will have any liability to the purchasers of the securities in the event Citigroup Global Markets Holdings Inc. defaults on its obligations under the securities and Citigroup Inc. defaults on its guarantee obligations.  The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

	Per Security	Total
Public Offering Price(1)	$1,000.00	$
Maximum Underwriting Discount and Commission(2)(3)	$20.75	$
Proceeds to Citigroup Global Markets Holdings Inc.(2)	$979.25	$

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $920.00 per security, which will be less than the public offering price.  The estimated value of the securities is based on Citigroup Global Markets Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which any person may be willing to buy the securities from you at any time after issuance.  See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc., as the lead agent for the offering, expects to sell the securities to Wells Fargo, as agent. Wells Fargo will receive an underwriting discount and commission of up to 2.075% ($20.75) for each security it sells. Wells Fargo may pay selected dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of its affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), a fixed selling commission of 1.50% ($15.00) for each security they sell.  In addition to the selling commission allowed to WFA, Wells Fargo may pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA. The total underwriting discount and commission and proceeds to Citigroup Global Markets Holdings Inc. shown above give effect to the actual underwriting discount and commission provided for the sale of the securities.  See “Supplemental Plan of Distribution” below and “Use of Proceeds and Hedging” in the accompanying prospectus for further information regarding how we have hedged our obligations under the securities. In addition, CGMI will pay to one or more electronic platform providers a fee of $0.60 for each security sold in this offering where related selected dealers and/or custodians implement or utilize such providers.

(3) In respect of certain securities sold in this offering, CGMI may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Citigroup Global Markets Inc.	Wells Fargo Securities

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

Terms of the Securities
Underlyings:	The Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index (each referred to as an “underlying,” and collectively as the “underlyings”)
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Stated Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a stated principal amount of $1,000.
Pricing Date*:	September 30, 2026
Issue Date*:	October 5, 2026
Final Calculation Day*:	March 26, 2029
Maturity Date*:	March 29, 2029, subject to postponement as described in the accompanying product supplement.
Contingent Coupon Payment Dates:	The third business day after each observation period end-date (as each such date may be postponed), except that the contingent coupon payment date following the final calculation day will be the maturity date.
Contingent Coupon:

With respect to each observation period, unless previously redeemed, the securities will pay a contingent coupon at a per annum rate equal to the contingent coupon rate if and only if the closing value of the lowest performing underlying on each eligible trading day during such observation period is greater than or equal to its coupon threshold value. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing value of the lowest performing underlying on any eligible trading day during an observation period is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing value of at least one underlying is less than its coupon threshold value on one or more eligible trading days during each observation period, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Rate:	At least 9.30% per annum (to be determined on the pricing date).
Observation Periods:

Each observation period will consist of each day that is a trading day for at least one underlying (each such day, an “eligible trading day”) from but excluding an observation period end-date to and including the following observation period end-date, provided that the first observation period will consist of each eligible trading day from but excluding the pricing date to and including the first observation period end-date.

If a market disruption event or non-trading day occurs with respect to an underlying on any eligible trading day during an observation period (other than an observation period end-date), that underlying will be disregarded on that eligible trading day for purposes of determining whether a contingent coupon payment is payable with respect to such observation period. For the avoidance of doubt, any such eligible trading day for any underlying not affected by a market disruption event or non-trading day on that eligible trading day will remain a valid day for purposes of determining whether a contingent coupon payment is payable with respect to such observation period, even if that day is not a trading day for any other underlying or a market disruption event has occurred with respect to any other underlying on that day.

Observation Period End-Dates*:	Quarterly, on the 24th day of each March, June, September and December, beginning in December 2026, provided that the March 2029 observation period-end date will be the final calculation day. Each observation period end-date is subject to postponement if such date is not a trading day or certain market disruption events occur as described in the accompanying product supplement. For purposes of the accompanying product supplement, each observation period end-date is a “calculation day.”

* Expected. To the extent that the issuer makes any change to the expected pricing date or expected issue date, the observation period end-dates (including the final calculation day) and maturity date may also be changed in the issuer’s discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

Maturity Payment Amount:

If we do not redeem the securities prior to maturity, you will be entitled to receive at maturity for each security you then hold (in addition to the contingent coupon due at maturity, if any):

▪      if the closing value of the lowest performing underlying on the final calculation day is greater than or equal to its downside threshold value: $1,000; or

▪      if the closing value of the lowest performing underlying on the final calculation day is less than its downside threshold value:

$1,000 × the performance factor of the lowest performing underlying on the final calculation day

If the closing value of the lowest performing underlying on the final calculation day is less than its downside threshold value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.

Optional Redemption:

We may, at our option, redeem the securities, in whole but not in part, on any optional redemption date. If we elect to redeem the securities prior to maturity, you will be entitled to receive on the applicable optional redemption date a cash payment per security in U.S. dollars equal to the stated principal amount plus any contingent coupon payment otherwise due.

If we elect to redeem the securities on an optional redemption date, we will give you notice on or before the observation period end-date immediately preceding that optional redemption date. Any redemption of the securities will be at our option and will not automatically occur based on the performance of any underlying.

If the securities are redeemed, they will cease to be outstanding on the applicable optional redemption date and you will have no further rights under the securities after that date.

Optional Redemption Dates:	Quarterly, beginning approximately three months after the issue date, on the contingent coupon payment dates following each observation period end-date scheduled to occur from December 2026 to December 2028, inclusive.
Starting Value:

With respect to the Russell 2000® Index:         , its closing value on the pricing date.
With respect to the Nasdaq-100 Index®:         , its closing value on the pricing date.
With respect to the S&P 500® Index:         , its closing value on the pricing date.

Coupon Threshold Value:

With respect to the Russell 2000® Index:         , which is equal to 70% of its starting value.
With respect to the Nasdaq-100 Index®:         , which is equal to 70% of its starting value.
With respect to the S&P 500® Index:         , which is equal to 70% of its starting value.

Downside Threshold Value:

With respect to the Russell 2000® Index:         , which is equal to 60% of its starting value.
With respect to the Nasdaq-100 Index®:         , which is equal to 60% of its starting value.
With respect to the S&P 500® Index:         , which is equal to 60% of its starting value

Performance Factor:	For each underlying on any eligible trading day during an observation period, its closing value on that day divided by its starting value
Lowest Performing Underlying:	For any eligible trading day during an observation period (including the final calculation day), the underlying with the lowest performance factor determined as of that eligible trading day and that has not been disregarded due to a market disruption event or non-trading day in accordance with “—Observation Periods” above.
Calculation Agent:	CGMI
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	17334CW42 / US17334CW426

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.  The accompanying product supplement, underlying supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement.  For example, the accompanying product supplement contains important information about how the closing values of the underlyings will be determined and other specified events with respect to the underlyings.  The accompanying underlying supplement contains information about the underlyings that is not repeated in this pricing supplement.  It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities.  Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

When we refer to “we,” “us” and “our” in this pricing supplement, we refer only to Citigroup Global Markets Holdings Inc. and not to any of its affiliates, including Citigroup Inc.

You may access the product supplement, underlying supplement and prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. EA-08-03 dated February 25, 2026:

https://www.sec.gov/Archives/edgar/data/200245/000095010326002652/dp241934_424b2-wf0803.htm

•	Underlying Supplement No. 13 dated February 25, 2026:

https://www.sec.gov/Archives/edgar/data/200245/000095010326002640/dp241935_424b2-us13.htm

•	Prospectus Supplement and Prospectus, each dated February 25, 2026:

https://www.sec.gov/Archives/edgar/data/200245/000119312526071985/d53413d424b2.htm

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

•	seek an investment with periodic contingent coupon payments equal to the amount indicated on the cover hereof until the earlier of maturity or early redemption, if, and only if, the closing value of the lowest performing underlying on each eligible trading day during the relevant observation period is greater than or equal to its coupon threshold value;

•	understand that if the closing value of the lowest performing underlying on the final calculation day is less than its downside threshold value, they will be fully exposed to the decline in the lowest performing underlying from its starting value and will receive significantly less than the stated principal amount, and possibly nothing, at maturity;

•	are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

•	understand that we may redeem the securities prior to maturity at our option beginning approximately three months after issuance and that the term of the securities may be limited;

•	understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each eligible trading day during an observation period (including the final calculation day) and that they will not benefit in any way from the performance of any better performing underlying;

•	understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

•	understand and are willing to accept the full downside risks of each underlying;

•	are willing to forgo participation in any appreciation of any underlying and dividends on securities included in the underlyings; and

•	are willing to hold the securities to maturity.

The securities may not be an appropriate investment for investors who:

•	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

•	seek full return of the stated principal amount of the securities at maturity;

•	seek a security with a fixed term;

•	are unwilling to purchase securities with the estimated value set forth on the cover page;

•	are unwilling to accept the risk that the closing value of the lowest performing underlying on the final calculation day may be less than its downside threshold value;

•	seek certainty of current income over the term of the securities;

•	seek exposure to the upside performance of any or each underlying;

•	seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

•	are unwilling to accept the risk of exposure to the underlyings;

•	are unwilling to accept the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; or

•	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Summary Risk Factors” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the information provided below.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

Determining Payment On A Contingent Coupon Payment Date and at Maturity

Unless we have previously redeemed the securities at our option, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing value of the lowest performing underlying on each eligible trading day during the related observation period.

Step 1: Determine which underlying is the lowest performing underlying on each eligible trading day during the related observation period. The lowest performing underlying on any eligible trading day during an observation period is the underlying with the lowest performance factor on that date.  The performance factor of an underlying on an eligible trading day during an observation period is its closing value on that date divided by its starting value.

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the closing value of the lowest performing underlying on each eligible trading day during the relevant observation period, as follows:

On the maturity date, if we have not previously redeemed the securities at our option, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which underlying is the lowest performing underlying on the final calculation day. The lowest performing underlying on the final calculation day is the underlying with the lowest performance factor on the final calculation day.  The performance factor of an underlying on the final calculation day is its closing value on the final calculation day divided by its starting value.

Step 2: Calculate the maturity payment amount based on the closing value of the lowest performing underlying on the final calculation day, as follows:

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing underlying on the final calculation day from its starting value to its closing value on the final calculation day, assuming the securities have not been redeemed prior to the maturity date. This graph has been prepared for purposes of illustration only. Your actual return on the securities will depend on the actual closing value of the lowest performing underlying on the final calculation day and whether you hold your securities to the maturity date.  The performance of any better performing underlying is not relevant to your return on the securities.

The Lowest Performing Underlying
The Securities
Maturity Payment Amount
$2,000
$1,750
$1,500
$1,250
$1,000
$750
$500
$250
$0
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
40% contingent downside protection
Percentage Change in the Closing Value of the Lowest Performing Underlying from its Starting Value to its Closing Value on the Final Calculation Day

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlyings.  Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors” beginning on page PS-5 in the accompanying product supplement.  You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

You May Lose A Significant Portion Or All Of Your Investment.

Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances.  If we do not redeem the securities prior to maturity, your maturity payment amount will depend on the closing value of the lowest performing underlying on the final calculation day.  If the closing value of the lowest performing underlying on the final calculation day is less than its downside threshold value, you will lose 1% of the stated principal amount of the securities for every 1% by which the lowest performing underlying has declined from its starting value.  There is no minimum maturity payment amount on the securities, and you may lose up to all of your investment.

You Will Not Receive Any Contingent Coupon With Respect To An Observation Period If The Closing Value Of The Lowest Performing Underlying On Any Eligible Trading Day During That Observation Period Is Less Than Its Coupon Threshold Value.

A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing value of the lowest performing underlying on each eligible trading day during the related observation period is greater than or equal to its coupon threshold value. If the closing value of the lowest performing underlying is less than its coupon threshold value on any eligible trading day during the related observation period, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of at least one underlying is less than its coupon threshold value on one or more eligible trading days during each observation period, you will not receive any contingent coupon payments over the term of the securities.

Whether You Receive A Contingent Coupon Payment On A Contingent Coupon Payment Date Will Depend On The Closing Value Of The Lowest Performing Underlying On Each Eligible Trading Day During The Related Observation Period.

Whether you receive a contingent coupon payment on any contingent coupon payment date will be determined at the end of the related observation period, based on the closing value of the lowest performing underlying on each eligible trading day during that observation period. If the closing value of any one of the underlyings is less than its coupon threshold value on any eligible trading day during an observation period, you will not receive a contingent coupon payment with respect to that observation period. This will be the case even if the closing value of the lowest performing underlying is greater than or equal to its coupon threshold value on one or more other eligible trading days during that observation period, and even if the better performing underlyings perform favorably.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that the value of what you receive at maturity may be significantly less than the stated principal amount of your securities and may be zero. The volatility of and the correlation between the underlyings are important factors affecting these risks. Greater expected volatility of and lower expected correlation between the underlyings as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that (i) the closing value of at least one underlying will be less than its coupon threshold value on one or more eligible trading days during one or more observation periods, such that you will not receive one or more, or any, contingent coupon payments during the term

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

of the securities, and (ii) the closing value of the lowest performing underlying on the final calculation day will be less than its downside threshold value, such that you will not be repaid the stated principal amount of your securities at maturity.

The Securities Are Subject To Heightened Risk Because They Have Multiple Underlyings.

The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

The Securities Are Subject To The Risks Of Each Of The Underlyings And Will Be Negatively Affected If Any One Underlying Performs Poorly, Regardless Of The Performance Of Any Other Underlying.

You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected, regardless of the performance of any other underlying. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the lowest performing underlying alone.  Instead, you are subject to the full risks of whichever of the underlyings is the lowest performing underlying.

You Will Not Benefit In Any Way From The Performance Of Any Better Performing Underlying.

The return on the securities depends solely on the performance of the lowest performing underlying, and you will not benefit in any way from the performance of any better performing underlying.

You Will Be Subject To Risks Relating To The Relationship Between The Underlyings.

It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes.  By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship.  The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly; the performance of any underlying that is not the lowest performing underlying is not relevant to your return on the securities.  It is impossible to predict what the relationship between the underlyings will be over the term of the securities.  The underlyings differ in significant ways and, therefore, may not be correlated with each other.

You May Not Be Adequately Compensated For Assuming The Downside Risk Of The Lowest Performing Underlying.

The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the lowest performing underlying, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the lowest performing underlying, but also for all of the other risks of the securities, including interest rate risk and our and Citigroup Inc.’s credit risk.  If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the lowest performing underlying.

Our Redemption Right May Limit Your Potential To Receive Contingent Coupon Payments.

We may redeem the securities on any optional redemption date upon not less than three business days’ notice. In the event that we redeem the securities, you will receive the stated principal amount of your securities and the related contingent coupon payment, if any. Thus, the term of the securities may be limited to as short as three months. If we redeem the securities prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk. If we redeem the securities prior to maturity, it is likely to be at a time when the underlyings are performing in a manner that would otherwise have been favorable to you. By contrast, if the underlyings are performing unfavorably from your perspective, we are less likely to redeem the securities. If we redeem the securities, we will do so at a time that is advantageous to us and without regard to your interests.

The Securities Offer Downside Exposure To The Lowest Performing Underlying, But No Upside Exposure To Any Underlying.

You will not participate in any appreciation in the value of any underlying over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on any underlying over the term of the securities. In addition, as an investor in the securities, you will not receive any dividends or other distributions or have any other rights with respect to any underlying.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

The Maturity Payment Amount On The Securities Will Depend On The Closing Values Of The Underlyings On The Final Calculation Day, Which Makes The Securities Particularly Sensitive To Volatility In The Closing Values Of The Underlyings.

If we do not redeem the securities prior to maturity, the maturity payment amount you receive will depend solely on the closing value of the lowest performing underlying on the final calculation day, and not on any other day during the term of the securities. Because the maturity payment amount depends on the closing values of the underlyings on a single date, the securities will be particularly sensitive to volatility in the closing values of the underlyings. You should understand that the closing value of each of the underlyings has historically been highly volatile.

The Securities Are Subject To The Credit Risk Of Citigroup Global Markets Holdings Inc. And Citigroup Inc.

If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.

The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities.  We have been advised that Wells Fargo currently intends to make a secondary market in relation to the securities.  However, Wells Fargo may suspend or terminate making a market without notice, at any time and for any reason.  If Wells Fargo suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that Wells Fargo will be the only broker-dealer that is willing to buy your securities prior to maturity.  Accordingly, an investor must be prepared to hold the securities until maturity.

The Estimated Value Of The Securities On The Pricing Date, Based On CGMI’s Proprietary Pricing Models And Our Internal Funding Rate, Is Less Than The Public Offering Price.

The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the public offering price.  These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates and/or Wells Fargo or its affiliates in connection with hedging our obligations under the securities.  These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you.  The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities.  See “The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Wells Fargo’s Determination Of The Secondary Market Rate With Respect To Us” below.

The Estimated Value Of The Securities Was Determined For Us By Our Affiliate Using Proprietary Pricing Models.

CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models.  In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlyings, dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours.  Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities.  Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes.  You should not invest in the securities because of the estimated value of the securities.  Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Wells Fargo’s Determination Of The Secondary Market Rate With Respect To Us.

The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. We expect that our internal funding rate is generally lower than Wells Fargo’s determination of the secondary market rate with respect to us, which is the rate that we expect Wells Fargo will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market.  If the estimated value included in this pricing supplement were based on Wells Fargo’s determination of the secondary market rate with respect to us, rather than our internal funding rate, it would likely be lower.  We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences.  Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, Wells Fargo may determine the secondary market rate with respect to us for purposes of any purchase of the securities from you in the secondary market based on

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that Wells Fargo may deem appropriate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Any Person May Be Willing To Buy The Securities From You In The Secondary Market.

Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor.  Moreover, unlike the estimated value included in this pricing supplement, we expect that any value of the securities determined for purposes of a secondary market transaction will be based on Wells Fargo’s determination of the secondary market rate with respect to us, which will likely result in a lower value for the securities than if our internal funding rate were used.  In addition, we expect that any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and may be reduced by the expected cost of unwinding related hedging transactions.  As a result, it is likely that any secondary market price for the securities will be less than the public offering price.

The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors.

The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of the closing values of the underlyings, the correlation between the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors—General Risk Factors Relating To All Securities—The Value Of Your Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors” in the accompanying product supplement.  Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities.  You should understand that the value of your securities at any time prior to maturity may be significantly less than the public offering price.

We Have Been Advised That, Immediately Following Issuance, Any Secondary Market Bid Price Provided By Wells Fargo, And The Value That Will Be Indicated On Any Brokerage Account Statements Prepared By Wells Fargo Or Its Affiliates, Will Reflect A Temporary Upward Adjustment.

The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period.  See “Valuation of the Securities” in this pricing supplement.

The Russell 2000® Index Is Subject To Risks Associated With Small Capitalization Stocks.

The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization.  The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies.  These companies tend to be less well-established than large market capitalization companies.  Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies.  Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

Our Offering Of The Securities Is Not A Recommendation Of Any Underlying.

The fact that we are offering the securities does not mean that we or Wells Fargo or its affiliates believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we and Wells Fargo and its affiliates are each part of respective global financial institutions, our affiliates and affiliates of Wells Fargo may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates or of Wells Fargo or its affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

The Closing Value Of An Underlying May Be Adversely Affected By Our Or Our Affiliates’, Or By Wells Fargo And Its Affiliates’, Hedging And Other Trading Activities.

We expect to hedge our obligations under the securities through CGMI or other of our affiliates and/or Wells Fargo or its affiliates, who may take positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities.  Our affiliates and Wells Fargo and its affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo and its affiliates while the value of the securities declines.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

We And Our Affiliates And Wells Fargo And Its Affiliates May Have Economic Interests That Are Adverse To Yours As A Result Of Our And Their Respective Business Activities.

Our affiliates and Wells Fargo and its affiliates engage in business activities with a wide range of companies.  These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services.  These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo or its affiliates while the value of the securities declines.  In addition, in the course of this business, we or our affiliates or Wells Fargo or its affiliates may acquire non-public information, which will not be disclosed to you.

The Calculation Agent, Which Is An Affiliate Of Ours, Will Make Important Determinations With Respect To The Securities.

If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities.  In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.  See “Risk Factors—General Risk Factors Relating To All Securities—The Calculation Agent, Which Is An Affiliate Of Ours, Will Make Important Determinations With Respect To The Securities” in the accompanying product supplement.

Changes That Affect The Underlyings May Affect The Value Of Your Securities.

The sponsors of the underlyings may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the underlyings.  We are not affiliated with any such underlying sponsor and, accordingly, we have no control over any changes any such sponsor may make.  Such changes could adversely affect the performance of the underlyings and the value of and your return on the securities.

A Contingent Coupon Payment Date And The Maturity Date May Be Postponed If An Observation Period End-Date is Postponed.

An observation period end-date (including the final calculation day) with respect to an underlying will be postponed for non-trading days and certain market disruption events. If such a postponement occurs, the related contingent coupon payment date or maturity date, as applicable, will be postponed. For more information regarding adjustments to the observation period end-dates and payment dates and the circumstances that may result in a market disruption event, see the relevant sections of the accompanying product supplement.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below.  If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected.  Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%.  To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

You should read carefully the discussion under “United States Federal Tax Considerations” and “General Risk Factors Relating to All Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

Hypothetical Returns

If we redeem the securities prior to maturity:

If we redeem the securities prior to maturity, you will receive the stated principal amount of your securities plus any contingent coupon payment otherwise due on the applicable optional redemption date. In the event we redeem the securities prior to maturity, your total return on the securities will equal any contingent coupon payments received prior to such optional redemption date and any contingent coupon payment received on such optional redemption date.

If we do not redeem the securities prior to maturity:

If we do not redeem the securities prior to maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing underlying on the final calculation day, the hypothetical maturity payment amount payable at maturity per security (excluding the final contingent coupon payment, if any).  The performance factor of the lowest performing underlying on the final calculation day is its closing value on the final calculation day divided by its starting value.

Hypothetical performance factor of lowest performing underlying on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
59.99%	$599.90
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive return based on the maturity payment amount; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not redeemed at our option prior to maturity, the actual amount you will receive at maturity will depend on the actual closing value of the lowest performing underlying on the final calculation day. The performance of any better performing underlying is not relevant to your return on the securities.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

Hypothetical Examples

The examples in the first section below illustrate how to determine whether a contingent coupon will be paid on a contingent coupon payment date. The examples in the second section below illustrate how to determine the maturity payment amount on the securities if the securities are not redeemed at our option prior to maturity.  The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of any payment that may be made on the securities.

The examples below are based on the following hypothetical values and do not reflect the actual starting values, coupon threshold values or downside threshold values of the underlyings.  For the actual starting value, coupon threshold value and downside threshold value of each underlying, see “Terms of the Securities” above.  We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work.  However, you should understand that the actual payments on the securities will be calculated based on the actual starting value, coupon threshold value and downside threshold value of each underlying, and not the hypothetical values indicated below.  The examples below assume that the contingent coupon rate is set at the lowest value indicated in “Terms of the Securities” above.  The actual contingent coupon rate will be determined on the pricing date.

Underlying	Hypothetical starting value	Hypothetical coupon threshold value	Hypothetical downside threshold value
Russell 2000® Index	100.00	70.00 (70% of its hypothetical starting value)	60.00 (60% of its hypothetical starting value)
Nasdaq-100 Index®	100.00	70.00 (70% of its hypothetical starting value)	60.00 (60% of its hypothetical starting value)
S&P 500® Index	100.00	70.00 (70% of its hypothetical starting value)	60.00 (60% of its hypothetical starting value)

Hypothetical Contingent Coupon Payments

The hypothetical examples below illustrate how to determine whether a contingent coupon will be paid with respect to a hypothetical observation period, assuming that the closing values of the underlyings are as indicated below.

	Hypothetical lowest closing value of Russell 2000® Index during hypothetical observation period	Hypothetical lowest closing value of Nasdaq-100 Index® during hypothetical observation period	Hypothetical lowest closing value of S&P 500® Index during hypothetical observation period	Hypothetical payment per security on related contingent coupon payment date
Example 1:	120.00 (performance factor = 120.00 / 100.00 = 1.20)	90.00 (performance factor = 90.00 / 100.00 = 0.90)	85.00 (performance factor = 85.00 / 100.00 = 0.85)	$23.25 (contingent coupon is paid)
Example 2:	110.00 (performance factor = 110.00 / 100.00 = 1.10)	45.00 (performance factor = 45.00 / 100.00 = 0.45)	110.00 (performance factor = 110.00 / 100.00 = 1.10)	$0.00 (no contingent coupon)

Example 1: The closing value of the lowest performing underlying on each eligible trading day during the hypothetical observation period is greater than or equal to its coupon threshold value.  As a result, investors in the securities would receive the contingent coupon payment of $23.25 per security on the related contingent coupon payment date.

Example 2: The closing value of the Nasdaq-100 Index® on at least one eligible trading day during the hypothetical observation period was less than its coupon threshold value.  As a result, investors would not receive any payment on the related contingent coupon payment date, even though the closing value of each other underlying was greater than its coupon threshold value on every eligible trading day during the hypothetical observation period, and would be the case even if the closing value of the Nasdaq-100 Index® was greater than or equal to its coupon threshold value on every other eligible trading day during the hypothetical observation period.

Investors in the securities will not receive a contingent coupon on the contingent coupon payment date following an observation period if the closing value of any underlying is less than its coupon threshold value on any eligible trading day during that observation period. Whether a contingent coupon is paid with respect to an observation period depends solely on the closing value of the lowest performing underlying on each eligible trading day during the relevant observation period.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

Hypothetical Payments at Maturity

The next hypothetical examples illustrate the calculation of the maturity payment amount on the securities, assuming that the securities are not redeemed at our option prior to maturity and that the closing values of the underlyings on the final calculation day are as indicated below.

	Hypothetical closing value of Russell 2000® Index on final calculation day	Hypothetical closing value of Nasdaq-100 Index® on final calculation day	Hypothetical closing value of S&P 500® Index on final calculation day	Was the closing value of any underlying less than its coupon threshold value on any eligible trading day during final observation period?	Hypothetical maturity payment amount per security
Example 3	130.00 (performance factor = 130.00 / 100.00 = 1.30)	120.00 (performance factor = 120.00 / 100.00 = 1.20)	110.00 (performance factor = 110.00 / 100.00 = 1.10)	No	$1,023.25
Example 4	75.00 (performance factor = 75.00 / 100.00 = 0.75)	65.00 (performance factor = 65.00 / 100.00 = 0.65)	95.00 (performance factor = 95.00 / 100.00 = 0.95)	Yes	$1,000.00
Example 5	40.00 (performance factor = 40.00 / 100.00 = 0.40)	80.00 (performance factor = 80.00 / 100.00 = 0.80)	90.00 (performance factor = 90.00 / 100.00 = 0.90)	Yes	$400.00
Example 6	70.00 (performance factor = 70.00 / 100.00 = 0.70)	20.00 (performance factor = 20.00 / 100.00 = 0.20)	120.00 (performance factor = 120.00 / 100.00 = 1.20)	Yes	$200.00

Example 3: On the final calculation day, the S&P 500® Index has the lowest performance factor and, therefore, is the lowest performing underlying.  In this scenario, the closing value of the lowest performing underlying on the final calculation day is greater than its downside threshold value.  In addition, the closing value of each underlying was greater than or equal to its coupon threshold value on each eligible trading day during the final observation period.  Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment due at maturity, for a total of $1,023.25 per security, but you would not participate in the appreciation of any of the underlyings.

Example 4: On the final calculation day, the Nasdaq-100 Index® has the lowest performance factor and, therefore, is the lowest  performing underlying.  In this scenario, the closing value of the lowest performing underlying on the final calculation day is greater than its downside threshold value, but the closing value of at least one underlying was less than its coupon threshold value on one or more eligible trading days during the final observation period.  Accordingly, at maturity, you would receive the stated principal amount of the securities, but you would not receive a contingent coupon payment.

Example 5: On the final calculation day, the Russell 2000® Index has the lowest performance factor and, therefore, is the lowest performing underlying.  In this scenario, the closing value of the lowest performing underlying on the final calculation day is less than its downside threshold value, and the closing value of at least one underlying was less than its coupon threshold value on one or more eligible trading days during the final observation period.  Accordingly, at maturity, you would receive a payment per security calculated as follows:

Maturity payment amount = $1,000 × the performance factor of the lowest performing underlying on the final calculation day

= $1,000 × 0.40

= $400

In this scenario, you would receive significantly less than the stated principal amount of your securities at maturity.  You would incur a loss based on the performance of the lowest performing underlying.  In addition, because the closing value of at least one underlying was less than its coupon threshold value on one or more eligible trading days during the final observation period, you would not receive any contingent coupon payment at maturity.

Example 6: On the final calculation day, the Nasdaq-100 Index® has the lowest performance factor and, therefore, is the lowest performing underlying.  In this scenario, the closing value of the lowest performing underlying on the final calculation day is less than its downside threshold value, and the closing value of at least one underlying was less than its coupon threshold value on one or more eligible trading days during the final observation period.  Accordingly, at maturity, you would receive a payment per security calculated as follows:

Maturity payment amount = $1,000 × the performance factor of the lowest performing underlying on the final calculation day

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

= $1,000 × 0.20

= $200

In this scenario, because the closing value of the lowest performing underlying on the final calculation day is less than its downside threshold value, you would lose a significant portion of your investment in the securities. In addition, because the closing value of at least one underlying was less than its coupon threshold value on one or more eligible trading days during the final observation period, you would not receive any contingent coupon payment at maturity.

It is possible that the closing value of at least one underlying will be less than its coupon threshold value on one or more eligible trading days during each observation period and that the closing value of the lowest performing underlying will be less than its downside threshold value on the final calculation day, such that you will not receive any contingent coupon payments over the term of the securities and will receive significantly less than the stated principal amount of your securities at maturity.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

Information About the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by FTSE Russell.

Please refer to the section “Equity Index Descriptions—The Russell Indices” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Russell 2000® Index from publicly available information and have not independently verified any information regarding the Russell 2000® Index.  This pricing supplement relates only to the securities and not to the Russell 2000® Index.  We make no representation as to the performance of the Russell 2000® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only.  The sponsor of the Russell 2000® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Russell 2000® Index on August 28, 2026 was 2,972.372.

The graph below shows the closing value of the Russell 2000® Index for each day such value was available from January 4, 2021 to August 28, 2026.  We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

Information About the Nasdaq-100 Index®

The Nasdaq-100 Index® is a modified market capitalization-weighted index of stocks of the 100 largest non-financial companies listed on the Nasdaq Stock Market. All stocks included in the Nasdaq-100 Index® are traded on a major U.S. exchange. The Nasdaq-100 Index® was developed by the Nasdaq Stock Market, Inc. and is calculated, maintained and published by Nasdaq, Inc.

Please refer to the section “Equity Index Descriptions— The Nasdaq-100 Index®” in the accompanying underlying supplement for additional information, as supplemented by the following updated information.

Nasdaq, Inc., the index sponsor of the Nasdaq-100 Index®, recently implemented several changes to the methodology of the Nasdaq-100 Index®, including changes to how market capitalization is determined for purposes of constituent selection and weighting, the introduction of an expedited “Fast Entry” process for certain large companies, the removal of the minimum free float requirement and the introduction of a cap on the share count used to determine the weight of low-float securities. These changes became effective on May 1, 2026 (with certain constituent and rebalancing adjustments first implemented during the June 2026 quarterly review). The information set forth below supersedes the information regarding the Nasdaq-100 Index® included in the accompanying underlying supplement to the extent it is inconsistent.

For purposes of selecting the constituents of the Nasdaq-100 Index®, Nasdaq now uses “Full Market Capitalization.” For companies represented by an American depositary receipt (“ADR”) that serves as a company’s primary global listing (a “Primary ADR”) and for direct (non-ADR) listings, Full Market Capitalization includes both listed and unlisted shares; for companies represented by an ADR where the underlying shares serve as the company’s primary global listing and are listed on a foreign market (a “Non-Primary ADR”), Full Market Capitalization is based on the value of the listed depositary shares only, and foreign-listed underlying shares and unlisted shares are excluded. For purposes of weighting the constituents of the Nasdaq-100 Index®, Nasdaq uses “Modified Market Capitalization,” which takes into account only eligible listed share classes and disregards foreign-listed and unlisted shares.

In addition, there is no longer a minimum free float requirement for inclusion in the Nasdaq-100 Index®, although, for purposes of determining Modified Market Capitalization, each low-float security’s share count is limited to the lesser of (i) its reported Total Shares Outstanding (“TSO”), or listed ADR shares in the case of an ADR, and (ii) three times the number of its free-floating shares or free-floating ADR shares, as applicable. Other than as a direct result of corporate actions, the Nasdaq-100 Index® also no longer implements ad-hoc intra-quarter adjustments to a security’s TSO between scheduled rebalancing events.

The updated methodology also allows newly eligible securities (both initial public offerings and securities that have recently switched to an eligible exchange) to be added to the Nasdaq-100 Index® on an expedited basis through a “Fast Entry” process if their Full Market Capitalization would rank within the top 40 current index constituents and they satisfy the applicable eligibility criteria. A Fast Entry inclusion will not require the removal of another security and may temporarily increase the number of constituents of the Nasdaq-100 Index® above 100.

In addition, the updated methodology provides for quarterly reviews in March, June and September, during which index shares are adjusted for changes in TSO, index shares of low-float securities are adjusted to reflect changes in float, constituents that are ranked outside the top 125 by Full Market Capitalization are removed and, if necessary, replaced, and certain additional companies whose Full Market Capitalization ranks within the top 40 of current index constituents may be added without requiring a corresponding removal. Securities added to the Nasdaq-100 Index® between annual reconstitutions, including through Fast Entry, as intra-quarter replacements or as part of a March, June or September rebalance, will have their initial weights determined using a linear interpolation process based on Modified Market Capitalization ranking.

We have derived all information regarding the Nasdaq-100 Index® from publicly available information and have not independently verified any information regarding the Nasdaq-100 Index®.  This pricing supplement relates only to the securities and not to the Nasdaq-100 Index®.  We make no representation as to the performance of the Nasdaq-100 Index® over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only.  The sponsor of the Nasdaq-100 Index® is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

Historical Information

The closing value of the Nasdaq-100 Index® on August 28, 2026 was 29,433.43.

The graph below shows the closing value of the Nasdaq-100 Index® for each day such value was available from January 4, 2021 to August 28, 2026.  We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

Information About the S&P 500® Index

The S&P 500® Index consists of the common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC.

Please refer to the section “Equity Index Descriptions—The S&P U.S. Indices” in the accompanying underlying supplement for additional information.

We have derived all information regarding the S&P 500® Index from publicly available information and have not independently verified any information regarding the S&P 500® Index.  This pricing supplement relates only to the securities and not to the S&P 500® Index.  We make no representation as to the performance of the S&P 500® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only.  The sponsor of the S&P 500® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the S&P 500® Index on August 28, 2026 was 7,711.76.

The graph below shows the closing value of the S&P 500® Index for each day such value was available from January 4, 2021 to August 28, 2026.  We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “General Risk Factors Relating to All Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities.  In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.  In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.  Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold.  In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).  However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding tax under Section 871(m) based on the circumstances as of that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nasdaq-100 Index® and the S&P 500® Index due March 29, 2029

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

Pursuant to the terms of the Amended and Restated Global Selling Agency Agreement, dated April 7, 2017, CGMI, acting as principal, will purchase the securities from Citigroup Global Markets Holdings Inc. CGMI, as the lead agent for the offering, expects to sell the securities to Wells Fargo, as agent.  Wells Fargo will receive an underwriting discount and commission of up to 2.075% ($20.75) for each security it sells.  Wells Fargo may pay selected dealers, which may include WFA, a fixed selling commission of 1.50% ($15.00) for each security they sell.  In addition to the selling commission allowed to WFA, Wells Fargo may pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, CGMI may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if we redeem the securities at our option prior to maturity.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models.  As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because certain terms of the securities have not yet been fixed and because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

We have been advised that, for a period of approximately three months following issuance of the securities, the price, if any, at which Wells Fargo would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by Wells Fargo or its affiliates, will reflect a temporary upward adjustment from the price or value that would otherwise be determined.  This temporary upward adjustment represents a portion of the costs associated with selling, structuring and hedging the securities that are included in the public offering price of the securities.  The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period.  However, Wells Fargo is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.”

© 2026 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world